UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2013

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2013, the Board of Directors (the “Board”) of Novavax, Inc. (the “Company”) appointed Barclay A “Buck” Phillips, age 51, as Chief Financial Officer of the Company and entered into an employment agreement (the “Agreement”) between the Company and Mr. Phillips, governing the terms of Mr. Green’s employment for an indefinite term. This Agreement became effective on June 24, 2013, the first day of Mr. Green’s employment with the Company.

Prior to joining Novavax, Mr. Phillips was Senior Vice President and Chief Financial Officer of Micromet, Inc. from 2008-2012, which was acquired by Amgen in 2012, and was Managing Director of Vector Fund Management from 1999-2008.

Pursuant to an agreement between the Company and Mr. Phillips dated June 24, 2013 (the “Employment Agreement”), Mr. Phillips will receive an annual base salary of $300,000. Under the Company’s incentive bonus plan, Mr. Phillips is eligible to receive a target performance bonus of 35% of his base salary, or any other percentage deemed appropriate based upon Mr. Phillips’ and the Company’s achievement of certain specified goals, as determined by the President and CEO and Board of Directors, or any subcommittee thereof. The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors. On Mr. Phillips’ start date, the Company granted Mr. Phillips stock options to purchase 300,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date. Mr. Phillips is also eligible for additional stock awards based upon performance, subject to the approval of the President and CEO and the Board of Directors. Mr. Phillips also is entitled to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and is entitled to four weeks of paid vacation.

The Employment Agreement also includes confidentiality and non-competition provisions. Mr. Phillips agreed not to compete with the Company for a period of twelve months following termination of his employment. If Mr. Phillips is terminated without cause or if Mr. Phillips terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary.

A press release announcing Mr. Phillips’ employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 99.2 hereto and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Novavax, Inc. dated June 24, 2013.
99.2	Employment Agreement between Novavax, Inc. and Barclay A. Phillips, dated June 24, 2013.

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SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
Name:	John A. Herrmann III, J.D.
Title:	Vice President, General Counsel & Corporate Secretary

Date: June 28, 2013

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Novavax, Inc. dated June 24, 2013.
99.2	Employment Agreement between Novavax, Inc. and Barclay A. Phillips, dated June 24, 2013.

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